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                                                                 EXHIBIT 99-3(c)

Exhibit 99-3(c):  Form of Assignment of Broker/Dealer Agency Selling Agreement



              ASSIGNMENT OF BROKER/DEALER AGENCY SELLING AGREEMENT


         This Assignment is made by and between Washington Square Securities, Inc. ("General Distributor") and ING America Equities, Inc. ("INGAE").

         WHEREAS, General Distributor has entered into a Broker/Dealer Agency Selling Agreement ("Agreement") with certain Broker/Dealers and Agencies that provides that Broker/Dealer and Agency will enable and supervise its registered representatives in the solicitation and sale of the Contracts issued by ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York (each known as "Insurer") and distributed by General Distributor; and

         WHEREAS, each Insurer and General Distributor have mutually agreed to terminate their Distribution Agreement, effective April 30, 2002, and each Insurer has entered into a Distribution Agreement with INGAE, effective May 1, 2002.

         NOW, THEREFORE, in consideration of mutual promises and covenants, General Distributor assigns, and INGAE assumes, all of General Distributor's rights and obligations under the Agreement as of the Effective Date.

         Effective Date:   May 1, 2002


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WASHINGTON SQUARE SECURITIES, INC., GENERAL            ING AMERICA EQUITIES, INC.
DISTRIBUTOR


By:                                                    By:
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Name:                                                  Name:
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Title:                                                 Title:
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